Farmer Mac Reports 2023 Results
- Announces 27% Dividend Increase -
- Outstanding Business Volume of $28.5 Billion -

WASHINGTON, D.C., February 23, 2024 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced its results for the fiscal quarter and year ended December 31, 2023.

"In 2023, Farmer Mac recorded another year of remarkable success, marked by double-digit earnings growth, record net effective spread, and outstanding business volume," said President and Chief Executive Officer, Brad Nordholm. "This achievement builds on our consistent performance over the past several years, with a dedication to strategic initiatives and organizational alignment. Our team's disciplined execution of our strategy, effective asset-liability management decisions, and successful business development efforts have driven our success. The health and resilience of our business model combined with our recent efforts to expand our marketing and branding approach positions us well in 2024 to highlight our distinctive position as a secondary market partner that fuels growth, innovation, and prosperity in America's rural and agricultural communities."

Full Year 2023 and Recent Highlights
•Net interest income grew 21% year-over-year to $327.5 million
•Net effective spread1 increased 28% from the prior-year period to a record $327.0 million
•Net income attributable to common stockholders was $172.8 million, compared to $151.0 million in the same period last year
•Record core earnings1 of $171.2 million, or $15.65 per diluted common share, reflecting 38% growth year-over-year
•Total core capital of $1.5 billion and a Tier 1 Capital Ratio of 15% as of December 31, 2023
•On February 21, 2024, Farmer Mac's Board of Directors raised the quarterly common stock dividend by 27% to $1.40 per share, the thirteenth consecutive annual increase

$ in thousands, except per share amounts	Quarter Ended			Year Ended
	Dec. 31, 2023	Dec. 31, 2022	YoY % Change	Dec. 31, 2023	Dec. 31, 2022	% Change
Net Change in Business Volume	$819,013	$595,444	N/A	$2,548,942	$2,307,619	N/A
Net Interest Income (GAAP)	$82,169	$73,635	12%	$327,547	$270,940	21%
Net Effective Spread (Non-GAAP)	$84,551	$71,103	19%	$326,980	$255,529	28%
Diluted EPS (GAAP)	$3.73	$3.36	11%	$15.81	$13.87	14%
Core EPS (Non-GAAP)	$4.10	$3.16	30%	$15.65	$11.42	37%
1 Non-GAAP Measure

Dividends

On February 21, 2024, Farmer Mac's Board of Directors declared a quarterly dividend of $1.40 per share on all three classes of common stock - Class A voting common stock (NYSE: AGM.A), Class B voting common stock (not listed on any exchange), and Class C non-voting common stock (NYSE: AGM). This quarterly dividend, which represents an increase of 27% in Farmer Mac's quarterly dividend rate on a year-over-year basis, will be payable on March 28, 2024 to holders of record of common stock as of March 15, 2024. This is the thirteenth consecutive year that Farmer Mac has increased its quarterly common stock dividend, and this increase is supported by Farmer Mac's earnings potential and overall capital position.

Farmer Mac's Board of Directors also declared a dividend on each of Farmer Mac's five classes of preferred stock. The quarterly dividend of $0.375 per share of 6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (NYSE: AGM.PR.C), $0.35625 per share of 5.700% Non-Cumulative Preferred Stock, Series D (NYSE: AGM.PR.D), $0.359375 per share of 5.750% Non-Cumulative Preferred Stock, Series E (NYSE: AGM.PR.E), $0.328125 per share of 5.250% Non-Cumulative Preferred Stock, Series F (NYSE: AGM.PR.F), and $0.3046875 per share of 4.875% Non-Cumulative Preferred Stock, Series G (AGM.PR.G), is for the period from but not including January 17, 2024 to and including April 17, 2024. The preferred dividends will be payable on April 17, 2024 to holders of record as of April 1, 2024.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's fourth quarter and full year 2023 financial results will be held beginning at 8:30 a.m. eastern time on Friday, February 23, 2024, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (800) 836-8184
Telephone (International): (646) 357-8785
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for 2023 is in Farmer Mac's
Annual Report on Form 10-K for the year ended December 31, 2023, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses "non-GAAP measures," which are measures of financial performance that are not presented in accordance with GAAP. Specifically, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Share

The main difference between core earnings and core earnings per share (non-GAAP measures) and net income attributable to common stockholders and earnings per common share (GAAP measures) is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Another difference is that these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Net Effective Spread

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. As further explained below, net effective spread differs from net interest income and net interest yield by excluding certain items from net interest income and net interest yield and including certain other items that net interest income and net interest yield do not contain.

Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees in determining Farmer Mac's core earnings. Farmer Mac also excludes from net effective spread the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on Farmer Mac's financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.

Net effective spread also differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities. The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "Gains on financial derivatives" on the consolidated statements of operations. However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread.

Net effective spread also differs from net interest income and net interest yield because it includes the net effects of terminations or net settlements on financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other GSEs and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that Farmer Mac receives upon the inception of certain swaps. The inclusion of these items in net effective spread is intended to reflect our view of the complete net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2023, filed today with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or rural infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and

•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, climate change, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC today. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from its low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	December 31, 2023	December 31, 2022
	(in thousands)
Assets:
Cash and cash equivalents	$888,707	$861,002
Investment securities:
Available-for-sale, at fair value (amortized cost of $5,060,135 and $4,769,426, respectively)	4,918,931	4,579,564
Held-to-maturity, at amortized cost	53,756	45,032
Other investments	6,817	3,672
Total Investment Securities	4,979,504	4,628,268
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $5,825,433 and $8,019,495, respectively)	5,532,479	7,607,226
Held-to-maturity, at amortized cost	4,213,069	1,021,154
Total Farmer Mac Guaranteed Securities	9,745,548	8,628,380
USDA Securities:
Trading, at fair value	1,241	1,767
Held-to-maturity, at amortized cost	2,354,171	2,409,834
Total USDA Securities	2,355,412	2,411,601
Loans:
Loans held for investment, at amortized cost	9,623,119	9,008,979
Loans held for investment in consolidated trusts, at amortized cost	1,432,261	1,211,576
Allowance for losses	(16,031)	(15,089)
Total loans, net of allowance	11,039,349	10,205,466
Financial derivatives, at fair value	37,478	37,409
Accrued interest receivable (includes $16,764 and $12,514, respectively, related to consolidated trusts)	287,128	229,061
Guarantee and commitment fees receivable	49,832	47,151
Deferred tax asset, net	8,470	18,004
Prepaid expenses and other assets	132,954	266,768
Total Assets	$29,524,382	$27,333,110

Liabilities and Equity:
Liabilities:
Notes payable	$26,336,542	$24,469,113
Debt securities of consolidated trusts held by third parties	1,351,069	1,181,948
Financial derivatives, at fair value	117,131	175,326
Accrued interest payable (includes $9,407 and $8,081, respectively, related to consolidated trusts)	181,841	117,887
Guarantee and commitment obligation	47,563	46,582
Accounts payable and accrued expenses	76,662	68,863
Reserve for losses	1,711	1,433
Total Liabilities	28,112,519	26,061,152
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,310,872 shares and 9,270,265 shares outstanding, respectively	9,311	9,270
Additional paid-in capital	132,919	128,939
Accumulated other comprehensive loss, net of tax	(40,145)	(50,843)
Retained earnings	823,716	698,530
Total Equity	1,411,863	1,271,958
Total Liabilities and Equity	$29,524,382	$27,333,110

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$77,715	$44,162	$287,144	$82,659
Farmer Mac Guaranteed Securities and USDA Securities	147,601	114,538	590,250	283,769
Loans	126,057	109,027	514,894	350,420
Total interest income	351,373	267,727	1,392,288	716,848
Total interest expense	269,204	194,092	1,064,741	445,908
Net interest income	82,169	73,635	327,547	270,940
Release of/(provision for) losses	626	(2,022)	(858)	(1,323)
Net interest income after release of/(provision for) losses	82,795	71,613	326,689	269,617
Non-interest income/(expense):
Guarantee and commitment fees	3,770	3,489	16,712	13,040
(Losses)/gains on financial derivatives	(1,881)	1,080	2,882	22,631
Gains/(losses) on trading securities	10	24	24	(51)
(Provision for)/release of reserve for losses	(51)	77	(278)	517
Other income	932	746	4,171	2,551
Non-interest income	2,780	5,416	23,511	38,688
Operating expenses:
Compensation and employee benefits	15,523	12,105	58,914	48,766
General and administrative	8,916	8,055	34,963	29,772
Regulatory fees	725	832	3,222	3,269
Real estate owned operating costs, net	—	819	—	819
Operating expenses	25,164	21,811	97,099	82,626
Income before income taxes	60,411	55,218	253,101	225,679
Income tax expense	12,792	11,800	53,098	47,535
Net income	47,619	43,418	200,003	178,144
Preferred stock dividends	(6,791)	(6,791)	(27,165)	(27,165)
Net income attributable to common stockholders	$40,828	$36,627	$172,838	$150,979

Earnings per common share:
Basic earnings per common share	$3.77	$3.39	$15.97	$14.00
Diluted earnings per common share	$3.73	$3.36	$15.81	$13.87

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$40,828	$51,345	$36,627
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(836)	2,921	1,596
(Losses)/gains on hedging activities due to fair value changes	(3,598)	3,210	(148)
Unrealized (losses)/gains on trading assets	(37)	1,714	31
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	88	29	57
Net effects of terminations or net settlements on financial derivatives	(800)	(79)	1,268
Income tax effect related to reconciling items	1,089	(1,638)	(590)
Sub-total	(4,094)	6,157	2,214
Core earnings	$44,922	$45,188	$34,413

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$84,551	$83,424	$71,103
Guarantee and commitment fees(2)	4,865	4,828	4,677
Other(3)	767	1,056	390
Total revenues	90,183	89,308	76,170

Credit related expense (GAAP):
(Release of)/provision for losses	(575)	(181)	1,945
REO operating expenses	—	—	819
Total credit related expense	(575)	(181)	2,764

Operating expenses (GAAP):
Compensation and employee benefits	15,523	14,103	12,105
General and administrative	8,916	9,100	8,055
Regulatory fees	725	831	832
Total operating expenses	25,164	24,034	20,992

Net earnings	65,594	65,455	52,414
Income tax expense(4)	13,881	13,475	11,210
Preferred stock dividends (GAAP)	6,791	6,792	6,791
Core earnings	$44,922	$45,188	$34,413

Core earnings per share:
Basic	$4.14	$4.17	$3.19
Diluted	$4.10	$4.13	$3.16
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Years Ended
	December 31, 2023	December 31, 2022
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$172,838	$150,979
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	5,142	13,495
(Losses)/gains on hedging activities due to fair value changes	(5,394)	5,343
Unrealized gains/(losses) on trading assets	1,979	(917)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	175	39
Net effects of terminations or net settlements on financial derivatives	227	15,794
Income tax effect related to reconciling items	(447)	(7,089)
Sub-total	1,682	26,665
Core earnings	$171,156	$124,314

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$326,980	$255,529
Guarantee and commitment fees(2)	18,928	18,144
Other(3)	3,299	1,684
Total revenues	349,207	275,357

Credit related expense (GAAP):
Provision for losses	1,136	806
REO operating expenses	—	819
Total credit related expense	1,136	1,625

Operating expenses (GAAP):
Compensation and employee benefits	58,914	48,766
General and administrative	34,963	29,772
Regulatory fees	3,222	3,269
Total operating expenses	97,099	81,807

Net earnings	250,972	191,925
Income tax expense(4)	52,651	40,446
Preferred stock dividends (GAAP)	27,165	27,165
Core earnings	$171,156	$124,314

Core earnings per share:
Basic	$15.80	$11.52
Diluted	$15.65	$11.42
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Years Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except per share amounts)
GAAP - Basic EPS	$3.77	$4.74	$3.39	$15.97	$14.00
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.08)	0.27	0.15	0.49	1.25
(Losses)/gains on hedging activities due to fair value changes	(0.33)	0.30	(0.01)	(0.50)	0.50
Unrealized gains/(losses) on trading securities	—	0.16	0.01	0.18	(0.08)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	0.01	—	0.01	0.02	—
Net effects of terminations or net settlements on financial derivatives	(0.07)	(0.01)	0.11	0.02	1.47
Income tax effect related to reconciling items	0.10	(0.15)	(0.07)	(0.04)	(0.66)
Sub-total	(0.37)	0.57	0.20	0.17	2.48
Core Earnings - Basic EPS	$4.14	$4.17	$3.19	$15.80	$11.52

Shares used in per share calculation (GAAP and Core Earnings)	10,841	10,839	10,801	10,829	10,791

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Years Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$3.73	$4.69	$3.36	$15.81	$13.87
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.08)	0.27	0.15	0.47	1.24
(Losses)/gains on hedging activities due to fair value changes	(0.33)	0.29	(0.01)	(0.49)	0.49
Unrealized gains/(losses) on trading securities	—	0.16	0.01	0.18	(0.08)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	0.01	—	0.01	0.02	—
Net effects of terminations or net settlements on financial derivatives	(0.07)	(0.01)	0.11	0.02	1.45
Income tax effect related to reconciling items	0.10	(0.15)	(0.07)	(0.04)	(0.65)
Sub-total	(0.37)	0.56	0.20	0.16	2.45
Core Earnings - Diluted EPS	$4.10	$4.13	$3.16	$15.65	$11.42

Shares used in per share calculation (GAAP and Core Earnings)	10,952	10,938	10,894	10,937	10,883

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Years Ended
	December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$82,169	1.12%	$87,643	1.22%	$73,635	1.08%	$327,547	1.15%	$270,940	1.04%
Net effects of consolidated trusts	(1,048)	0.02%	(1,024)	0.02%	(1,195)	0.02%	(4,171)	0.02%	(4,239)	0.02%
Expense related to undesignated financial derivatives	(846)	(0.01)%	(805)	(0.01)%	(2,122)	(0.03)%	(4,845)	(0.02)%	(7,756)	(0.03)%
Amortization of premiums/discounts on assets consolidated at fair value	(104)	—%	(24)	—%	(53)	—%	(175)	—%	(24)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	782	0.01%	844	0.01%	688	—%	3,230	0.01%	2,413	0.01%
Fair value changes on fair value hedge relationships	3,598	0.05%	(3,210)	(0.04)%	150	—%	5,394	0.02%	(5,805)	(0.02)%
Net effective spread	$84,551	1.19%	$83,424	1.20%	$71,103	1.07%	$326,980	1.18%	$255,529	1.02%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended December 31, 2023:

Core Earnings by Business Segment
For the Three Months Ended December 31, 2023
	Agricultural Finance		Rural Infrastructure		Treasury		Corporate
	Farm & Ranch	Corporate AgFinance	Rural Utilities	Renewable Energy	Funding	Investments		Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$34,408	$8,382	$7,415	$1,540	$29,827	$597	$—	$—		$82,169
Less: reconciling adjustments(1)(2)(3)	(1,079)	—	(73)	—	3,534	—	—	(2,382)		—
Net effective spread	33,329	8,382	7,342	1,540	33,361	597	—	(2,382)		—
Guarantee and commitment fees	4,455	90	292	28	—	—	—	(1,095)		3,770
Other income/(expense)(3)	736	23	—	—	—	12	(4)	(1,706)		(939)
Total revenues	38,520	8,495	7,634	1,568	33,361	609	(4)	(5,183)		85,000

Release of/(provision for) losses	9	727	71	(181)	—	—	—	—		626

(Provision for)/release of reserve for losses	(58)	—	7	—	—	—	—	—		(51)
Operating expenses	—	—	—	—	—	—	(25,164)	—		(25,164)
Total non-interest expense	(58)	—	7	—	—	—	(25,164)	—		(25,215)
Core earnings before income taxes	38,471	9,222	7,712	1,387	33,361	609	(25,168)	(5,183)	(4)	60,411
Income tax (expense)/benefit	(8,078)	(1,937)	(1,620)	(292)	(7,005)	(128)	5,179	1,089		(12,792)
Core earnings before preferred stock dividends	30,393	7,285	6,092	1,095	26,356	481	(19,989)	(4,094)	(4)	47,619
Preferred stock dividends	—	—	—	—	—	—	(6,791)	—		(6,791)
Segment core earnings/(losses)	$30,393	$7,285	$6,092	$1,095	$26,356	$481	$(26,780)	$(4,094)	(4)	$40,828

Total Assets	$15,052,606	$1,566,906	$7,002,620	$443,772	$—	$5,342,089	$116,389	$—		$29,524,382
Total on- and off-balance sheet program assets at principal balance	$18,808,801	$1,693,979	$7,480,723	$487,521	$—	$—	$—	$—		$28,471,024
(1)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of December 31,
		2023	2022
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$5,133,450	$5,150,750
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (Pass-Through)(1)	On-balance sheet	870,912	914,918
Beneficial interests owned by third-party investors (Structured)(1)	On-balance sheet	561,349	296,658
IO-FMGS(2)	On-balance sheet	9,409	10,622
USDA Securities	On-balance sheet	2,368,872	2,407,302
AgVantage Securities(1)	On-balance sheet	5,835,000	5,605,000
LTSPCs and unfunded loan commitments	Off-balance sheet	2,999,943	2,822,309
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	452,602	500,953
Loans serviced for others	Off-balance sheet	577,264	20,280
Total Farm & Ranch		$18,808,801	$17,728,792
Corporate AgFinance:
Loans	On-balance sheet	$1,259,723	$1,166,253
AgVantage Securities(1)	On-balance sheet	288,879	359,600
Unfunded loan commitments	Off-balance sheet	145,377	77,654
Total Corporate AgFinance		$1,693,979	$1,603,507
Total Agricultural Finance		$20,502,780	$19,332,299
Rural Infrastructure Finance:
Rural Utilities:
Loans	On-balance sheet	$3,094,477	$2,801,696
AgVantage Securities(1)	On-balance sheet	3,898,468	3,044,156
LTSPCs and unfunded loan commitments	Off-balance sheet	487,778	512,592
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	—	1,169
Total Rural Utilities		$7,480,723	$6,359,613
Renewable Energy:
Loans	On-balance sheet	$440,286	$219,570
Unfunded loan commitments	Off-balance sheet	47,235	10,600
Total Renewable Energy		$487,521	$230,170
Total Rural Infrastructure Finance		$7,968,244	$6,589,783
Total		$28,471,024	$25,922,082
(1)A type of Farmer Mac Guaranteed Security.
(2)An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread(1)
	Agricultural Finance				Rural Infrastructure Finance				Treasury
	Farm & Ranch		Corporate AgFinance		Rural Utilities		Renewable Energy		Funding		Investments		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
December 31, 2023(2)	$33,329	0.98%	$8,382	2.06%	$7,342	0.43%	$1,540	1.69%	$33,361	0.47%	$597	0.04%	$84,551	1.19%
September 30, 2023	32,718	0.97%	8,250	2.05%	6,362	0.39%	1,150	1.46%	34,412	0.49%	532	0.04%	83,424	1.20%
June 30, 2023	34,388	1.03%	7,444	1.92%	5,808	0.38%	1,100	1.47%	32,498	0.48%	594	0.04%	81,832	1.20%
March 31, 2023	32,465	0.97%	7,148	1.94%	5,507	0.36%	858	1.53%	31,738	0.47%	(543)	(0.04)%	77,173	1.15%
December 31, 2022	32,770	0.98%	7,471	1.94%	4,960	0.34%	935	1.76%	27,656	0.42%	(2,689)	(0.19)%	71,103	1.07%
September 30, 2022	33,343	1.04%	7,600	1.99%	4,220	0.30%	705	1.97%	22,564	0.36%	(2,791)	(0.21)%	65,641	1.03%
June 30, 2022	32,590	1.05%	6,929	1.87%	3,733	0.27%	468	1.78%	18,508	0.30%	(1,282)	(0.10)%	60,946	0.99%
March 31, 2022	30,354	1.02%	7,209	1.96%	3,159	0.23%	375	1.69%	16,738	0.28%	4	—%	57,839	0.97%
December 31, 2021	28,998	0.99%	6,321	1.84%	2,521	0.19%	356	1.53%	15,979	0.28%	158	0.01%	54,333	0.94%
(1)Farmer Mac excludes the Corporate segment in the presentation above because the segment does not have any interest-earning assets.
(2)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended December 31, 2023.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	December 2023	September 2023	June 2023	March 2023	December 2022	September 2022	June 2022	March 2022	December 2021
					(in thousands)
Revenues:
Net effective spread	$84,551	$83,424	$81,832	$77,173	$71,103	$65,641	$60,946	$57,839	$54,333
Guarantee and commitment fees	4,865	4,828	4,581	4,654	4,677	4,201	4,709	4,557	4,637
Gains on sale of mortgage loans	—	—	—	—	—	—	—	—	6,539
Other	767	1,056	409	1,067	390	473	307	514	241
Total revenues	90,183	89,308	86,822	82,894	76,170	70,315	65,962	62,910	65,750

Credit related expense/(income):
(Release of)/provision for losses	(575)	(181)	1,142	750	1,945	450	(1,535)	(54)	(1,428)
REO operating expenses	—	—	—	—	819	—	—	—	—
Total credit related expense/(income)	(575)	(181)	1,142	750	2,764	450	(1,535)	(54)	(1,428)

Operating expenses:
Compensation and employee benefits	15,523	14,103	13,937	15,351	12,105	11,648	11,715	13,298	11,246
General and administrative	8,916	9,100	9,420	7,527	8,055	6,919	7,520	7,278	8,492
Regulatory fees	725	831	831	835	832	812	813	812	812
Total operating expenses	25,164	24,034	24,188	23,713	20,992	19,379	20,048	21,388	20,550

Net earnings	65,594	65,455	61,492	58,431	52,414	50,486	47,449	41,576	46,628
Income tax expense	13,881	13,475	12,539	12,756	11,210	10,303	9,909	9,024	9,809
Preferred stock dividends	6,791	6,792	6,791	6,791	6,791	6,791	6,792	6,791	6,792
Core earnings	$44,922	$45,188	$42,162	$38,884	$34,413	$33,392	$30,748	$25,761	$30,027

Reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	$(836)	$2,921	$2,141	$916	$1,596	$6,441	$2,846	$2,612	$(1,242)
(Losses)/gains on hedging activities due to fair value changes	(3,598)	3,210	(4,901)	(105)	(148)	(624)	428	5,687	(2,079)
Unrealized (losses)/gains on trading assets	(37)	1,714	(57)	359	31	(757)	(285)	94	(76)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	88	29	29	29	57	24	(62)	20	71
Net effects of terminations or net settlements on financial derivatives	(800)	(79)	583	523	1,268	(3,522)	2,536	15,512	(429)
Income tax effect related to reconciling items	1,089	(1,638)	464	(362)	(590)	(327)	(1,148)	(5,024)	789
Net income attributable to common stockholders	$40,828	$51,345	$40,421	$40,244	$36,627	$34,627	$35,063	$44,662	$27,061